CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-283082 on Form S-6 of our report dated December 12, 2024, relating to the financial statement of FT 11911, comprising ETF Growth and Income Dec. '24 (ETF Growth and Income Portfolio, December 2024 Series), one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

December 12, 2024